As filed with the Securities and Exchange Commission on September 8, 2015

Registration No. 333-186920

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3056237
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

Michael D. Mulholland

Chief Financial Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-186920) (the “Registration Statement”) filed on February 27, 2013 by CytoDyn Inc., a Colorado corporation (the “Predecessor”), is being filed to deregister all securities which remain unsold thereunder as of August 27, 2015.

Effective August 27, 2015, the Predecessor reincorporated into Delaware pursuant to a transaction in which the Predecessor was merged with and into CytoDyn Inc., a Delaware Corporation (“CytoDyn”), with CytoDyn surviving (in such capacity, together with the Predecessor, as the context may require, “we” or “our”). By the terms of that transaction, among other things, each outstanding equity interest in the Predecessor has been automatically converted into an equivalent equity interest in CytoDyn, and CytoDyn has succeeded to all of the rights and obligations of the Predecessor under the CytoDyn Inc. 2012 Equity Incentive Plan, as amended (the “2012 Incentive Plan”) and the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Incentive Plan”).

On even date herewith, we have filed a subsequent Registration Statement on Form S-8 (Registration No. 333- ) in order to register an aggregate of 7,581,088 shares of CytoDyn common stock, par value $0.001 per share (the “Common Stock”). Such shares consist of: (i) 2,581,088 shares of Common Stock issuable pursuant to outstanding awards under 2004 Incentive Plan; plus (ii) an aggregate of 5,000,000 shares of Common Stock issuable pursuant to awards under the 2012 Inventive Plan, including (a) 3,000,000 shares of Common Stock issuable pursuant to original awards, corresponding to shares remaining unsold, as of August 27, 2015, under the original Registration Statement, and (ii) 2,000,000 shares of Common Stock issuable pursuant to additional awards authorized by shareholder action on February 27, 2015.

Accordingly, as of August 27, 2015, we have terminated all offerings pursuant to the original Registration Statement to which this Post-Effective Amendment relates. Pursuant to the undertaking contained in the original Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, we hereby deregister all such securities which remain unsold thereunder as of such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on September 8, 2015.

CytoDyn Inc.

By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer, Treasurer and Corporate Secretary

Principal Executive Officer and Director:

*
Nader Z. Pourhassan, Ph.D. President and Chief Executive Officer, Director

Principal Financial and Accounting Officer:

/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer, Treasurer and Corporate Secretary

Directors:

*
Anthony D. Caracciolo

*
Denis R. Burger, Ph.D.

*
Carl C. Dockery

*
Gregory A. Gould

*
A. Bruce Montgomery, M.D.

*
Jordan G. Naydenov

* By:	/s/ Michael D. Mulholland
Michael D. Mulholland Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney (previously filed)